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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2003, except for the information in Note 7 describing the transaction involving the Company's wafer fabrication business, for which the date is February 28, 2003 and the sale of the Company's investment in ASI for which the date is March 24, 2003, relating to the financial statements and financial statement schedule, which appears in the Company's Annual Report on a Form 10-K for the year ended December 31, 2002.

/s/ Pricewaterhousecoopers LLP

PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
April 15, 2003